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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-89196 of Layne Christensen Company and Subsidiaries (together, the "Company") on Form S-3 of our reports dated March 22, 2002 and April 2, 2002, appearing in the Annual Report on Form 10-K of the Company for the year ended January 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.




/s/ Deloitte & Touche LLP




Kansas City, Missouri
August 29, 2002